UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 26, 2000

IGI, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-08568 (Commission File Number)	01-0355758 (IRS Employer Identification Number)

WHEAT ROAD AND LINCOLN AVENUE BUENA, NEW JERSEY (Address of principal executive offices)	08310 (Zip Code)

(856) 697-1441
(registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X]      No [   ]

Item 5.  Other Events.

Background

      Original Loan Transaction

      On October 29, 1999, IGI, Inc. (the "Company"), IGEN, Inc. ("IGEN"), Immunogenetics, Inc. ("Immunogenetics") and Blood Cells, Inc. ("Blood Cells;" IGEN, Immunogenetics and Blood Cells, collectively, the "Affiliates;" and the Affiliates and the Company, collectively, the "Borrower") entered into a Loan and Security Agreement dated October 29, 1999 (the "Senior Debt Agreement") and certain related agreements with Fleet Capital Corporation (the "Senior Lender"). Under the Senior Debt Agreement, the Senior Lender made available to the Borrower a total credit facility of $22,000,000 as follows: a term loan of $6,650,000 ("Term A Loan"), a term loan of $350,000 ("Term B Loan;" Term A Loan and Term B Loan, together, the "Term Loans"), a capital expenditure line of credit up to a maximum of $3,000,000 in the aggregate (the "Capital Expenditure Loan") and a revolving line of credit up to a maximum of $12,000,000 (the "Revolving Loan;" the Term Loans, the Capital Expenditure Loan and the Revolving Loan, collectively, the "Senior Loans").

      Also, on October 29, 1999, the Borrower entered into a Note and Equity Purchase Agreement dated October 29, 1999 (the "Subordinated Debt Agreement") with American Capital Strategies, Ltd. ("ACS"). Under the Subordinated Debt Agreement, in exchange for receipt of $7,000,100 from ACS, the Borrower issued to ACS: (a) $6,650,000 aggregate principal amount of Series A Senior Subordinated Notes due September 30, 2006 (the "Series A Notes"); (b) $350,000 aggregate principal amount of Series B Senior Subordinated Notes due September 30, 2006 (the "Series B Notes;" the Series A Notes and the Series B Notes, the "Notes"); and (c) warrants (the "Warrants") evidencing the right to acquire 1,907,543 shares (as adjusted from time to time in accordance with the terms thereof) of the Company's Common Stock, $0.01 par value per share (the "Common Stock") at an exercise price of $0.01 per share. ACS paid $100 for the Warrants. As of October 29, 1999, ACS contributed the Notes and the Warrants to ACS Funding Trust I (the "ACS Trust;" ACS and the ACS Trust, together, the "Subordinated Lender"). Among other things, the Warrants contained a right (the "put") to require the Company to repurchase the Warrants or the Common Stock acquired upon exercise of the Warrants at their then fair market value under certain circumstances.

      The material terms and conditions of the Senior Debt Agreement and the Subordinated Debt Agreement were described in the Company's Form 10-K for the fiscal year ended December 31, 1999 filed April 14, 2000; and the Senior Debt Agreement and the Subordinated Debt Agreement were attached as Exhibits 10.21 and 10.35, respectively, to the Company's Form 10-K for the fiscal year ended December 31, 1999.

      April Amendments

      On April 12, 2000, the Borrower entered into an Amendment to Loan and Security Agreement dated as of April 12, 2000 (the "First Senior Amendment"). Under the First Senior Amendment, the Senior Lender waived compliance with certain financial covenants contained in the Senior Debt Agreement and modified certain financial covenants applicable to the Borrower.

      Also, on April 12, 2000, the Borrower entered into Amendment No. 1 to the Note and Equity Purchase Agreement dated as of March 30, 2000 ("First Subordinated Amendment") with the Subordinated Lender. Under the First Subordinated Amendment, the Subordinated Lender waived compliance with certain financial covenants contained in the Subordinated Debt Agreement and modified certain financial covenants applicable to the Borrower. In addition, the First Subordinated Amendment replaced the put provision of the Subordinated Debt Agreement with a "make-whole" feature. As previously disclosed in the Company's Form 10-K for the fiscal year ended December 31, 1999 filed April 14, 2000, and in the Company's Form 10-Q for the fiscal quarter ended March 31, 2000 filed May 15, 2000, the make-whole feature requires the Company to compensate the Subordinated Lender in either Common Stock or cash, at the option of the Company, if the proceeds ultimately realized by the Subordinated Lender upon sale of the Common Stock obtained upon exercise of the Warrants are less than the fair value of the Common Stock upon exercise of the Warrants.

      The First Senior Amendment and the First Subordinated Amendment were attached as Exhibits 10.58 and 10.57, respectively, to the Company's Form 10-K for the fiscal year ended December 31, 1999 filed April 14, 2000.

The Vineland Sale

      On June 26, 2000, the Company entered into an Asset Purchase Agreement dated as of June 19, 2000 (the "Vineland Agreement"), with Vineland International, a general partnership which has changed its name to Lohmann Animal Health International (the "Buyer"). The Vineland Agreement provides for the sale (the "Vineland Sale") by the Company to the Buyer of the assets associated with the business of manufacturing, marketing, licensing and selling poultry vaccines and related equipment conducted by the Vineland Laboratories division of the Company. In exchange for receipt of such assets, the Buyer will assume certain Company liabilities, in the aggregate, equal to approximately $2,300,000 and will pay the Company cash in the amount of $12,500,000, of which $500,000 will be placed in an escrow fund to secure potential obligations of the Company relating to final purchase price adjustments and indemnification.

Additional Borrowings

      June Amendments

      On June 26, 2000 the Company entered into Amendment No. 2 to Note and Equity Purchase Agreement dated as of June 26, 2000 (the "Second Subordinated Amendment") with the Subordinated Lender attached hereto as Exhibit 99.1. Pursuant to the Second Subordinated Amendment, in exchange for $500,000, the Borrower issued to ACS $500,000 aggregate principal amount of Series C Senior Subordinated Notes due September 30, 2000 (the "Series C Notes"); and ACS waived compliance with certain financial covenants applicable to Borrower contained in the Subordinated Debt Agreement and modified certain interest payment dates with respect to the Notes. In addition, the Second Subordinated Amendment permits the Borrower to issue additional Series C Notes on July 31, 2000 to pay the interest then due and payable on the Notes and the Series C Notes. The Company anticipates that, on July 31, 2000 it will issue to ACS an additional Series C Note in the aggregate principal amount of approximately $300,000.00.

      Also on June 26, 2000, the Company entered into a Second Amendment to Loan and Security Agreement dated as of June 23, 2000 (the "Second Senior Amendment") with the Senior Lender attached hereto as Exhibit 99.2. Pursuant to the Second Senior Amendment, the Company obtained an "overadvance" of $500,000 under the Revolving Loan (the "Overadvance"), repayable in full on the earlier to occur of September 21, 2000 or the date of the consummation of the Vineland Sale. Under the Second Senior Amendment, the Senior Lender agreed to forbear from exercising its right to accelerate the maturity of the Senior Loans upon the default by the Borrower under certain financial covenants (the "Forbearance Covenants") until the first to occur of: (a) September 21, 2000, (b) the date on which any default, other than a default under the Forbearance Covenants, occurs under the Senior Debt Agreement, as amended; and (c) the date of the termination of the Vineland Agreement.

      Under the Second Senior Amendment, the Senior Lender agreed to release its security interests in and liens on all property to be transferred by the Company to Buyer pursuant to the Vineland Sale (the "Vineland Collateral") upon consummation of the Vineland Sale. The release of the Vineland Collateral is conditioned upon the application of the proceeds of the Vineland Sale, net of certain closing and other costs approved by the Senior Lender, to repay the Loans, the Overadvance and the Series C Notes as follows: (i) first to repay the Overadvance in full; (ii) second, to repay that amount of the outstanding Revolving Loan equal to 85% of certain of the accounts receivable transferred to the Buyer pursuant to the Vineland Sale; (iii) third, to repay that amount of the Revolving Loan equal to 100% of the Revolving Loan made with respect to inventory transferred pursuant to the Vineland Sale; (iv) fourth, to repay in full the total amount of Capital Expenditure Loans then outstanding; (v) fifth, to repay in full the total amount of the Term B Loan then outstanding; (vi) sixth, to repay the Term A Loan in an amount sufficient to reduce the outstanding principal balance of the Term A Loan to $2,705,000; (vii) seventh, to pay the Series C Notes in an amount not to exceed $826,798.93; and (viii) eighth, to repay any portion of the then outstanding Revolving Loan.

      Upon closing of the Vineland Sale, the Company will receive approximately $12,000,000 in cash and will apply such cash proceeds as follows:

Repayment of outstanding debt	$10,500,000
Payment of certain outstanding accounts payable	1,000,000
Payment of closing costs and general corporate purposes (at Closing)	500,000
TOTAL:	$12,000,000

Highly Leveraged and Debt Covenant Compliance

      The Company remains very highly leveraged and is subject to restrictive covenants and restraints that are contained in its Senior Debt Agreement, as amended, and its Subordinated Debt Agreement, as amended. The debt agreements contain various affirmative and negative covenants, such as minimum tangible net worth and minimum fixed charge coverage ratios. Furthermore, the Company's available borrowings under the Revolving Loan are dependent upon the level of the Company's qualifying accounts receivable and inventory. Also, the Company's ability to repay the Overadvance and the Series C Notes is dependent upon the consummation of the Vineland Sale on or before September 21, 2000.

      The Company believes that it can achieve the required financial performance and timely consummate the Vineland Sale; however, there can be no assurance that the Company will be successful in doing so. If the Company is not successful in meeting its financial covenants and timely closing the Vineland Sale, a default could occur under the debt agreements and any such default, if not resolved, could lead to curtailment of certain of the Company's business operations, sale of certain assets or commencement of insolvency proceedings by the Company's creditors.

CAUTIONARY STATEMENT

      This Report contains "forward-looking" statements that are based upon current expectations, estimates, forecasts and projections and beliefs and assumptions made by management of the Company. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of the Company. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance, and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

LIST OF EXHIBITS
Exhibit Number	Description
99.1

Amendment No. 2 to Note and Equity Purchase Agreement dated as of June 26, 2000 by and among IGI, Inc., IGEN, Inc., Immunogenetics, Inc., Blood Cells, Inc., American Capital Strategies, Ltd. and ACS Funding Trust I.

99.2	Second Amendment to Loan and Security Agreement dated as of June 23, 2000 by and among IGI, Inc., IGEN, Inc., Immunogenetics, Inc., Blood Cells, Inc. and Fleet Capital Corporation.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
IGI, INC.
July 21, 2000	By: /s/ Robert E. McDaniel Robert E. McDaniel Secretary